Exhibit 3.1(a)

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                                  FBO AIR, INC.

       (Pursuant to Section 78.1955 of the Nevada General Corporation Law)


      FBO Air, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), in accordance with the provisions of Section 78.1955 of the Nevada General Corporation Law

      HEREBY CERTIFIES:

      That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, as amended, the Board of Directors on February 8, 2005, adopted the following resolution creating a series of 1,000 shares of preferred stock designated as "Series A Convertible Preferred Stock":


      RESOLVED, that pursuant to the authority granted the Board of Directors by Article Fourth of the Articles of Incorporation of the Company, as amended, there is hereby created, and the Company be, and it hereby is, authorized to issue 1,000 shares of preferred stock, designated "Series A Convertible Preferred Stock" (the "Preferred Shares"), which series of Preferred Shares shall have the relative rights, powers, privileges, preferences, participations, qualifications and limitations as follows:

      (1)   Voting Rights.

            (a) Series A Convertible Preferred Stock. Except as otherwise provided herein, in the Articles of Incorporation and/or required by law, the holders of the Preferred Shares and the holders of the Company's common stock, par value $0.001 per share (the "Common Stock") shall vote together as a single class with each Preferred Share having the number of votes equal to the largest whole number of shares of Common Stock into which such Preferred Share could be converted, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

            (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of the Preferred Shares and the holders of Common Stock shall vote together and not as separate classes.

            (c) Mergers and Liquidations. Notwithstanding anything to the contrary provided herein or elsewhere, as long as any of the Preferred Shares are issued and outstanding, the Company shall not, without first obtaining the approval (by vote (which must be by a proxy or ballot executed by each voting holder) or written consent as provided by law) of the holders of more than fifty (50.1%) percent of the outstanding Preferred Shares effect a Liquidation or Cash-Out Liquidation (each as defined below).

            (d) Right to Elect Director. Notwithstanding anything to the contrary provided herein or elsewhere, so long as at least 25% of the aggregate Stated Value of the Preferred Shares included in the units (the "Units") of the Company sold (the "Offering"), pursuant to a subscription agreement between the Company and each Unit purchaser (the "Subscription Agreement") and the Company's Confidential Investment Memorandum dated February 8, 2005 (the "PPM") remain outstanding, the holders of the Preferred Shares voting as a class, shall be entitled to elect one (1) director of the Company (which if they do not elect, they can have a person receive notice of and attend all Board meetings as an observer), and the holders of the Common Stock and any other class or series of the Corporation's capital stock (including the Preferred Shares) shall be entitled to elect the remaining members of the Board of Directors. The Company shall pay all costs and expenses of the director (or observer) of the Preferred Shares to attend Board meetings and the director, if any, shall receive the same compensation as other Directors of the Company for serving as a director.

                  (i) Procedure. At such time as the Company receives in writing the name of a director to be designated by the Preferred Shares as a director to the Company's Board of Directors, the Board of Directors shall, as soon as practically possible, elect such person as a director of the Company. Thereafter, the Company shall take any and all actions necessary to ensure such person (or other designee) remains as a director of the Company including, but not limited to, at least 30 days prior to the Company mailing its proxy material for an Annual Meeting of Stockholders, the President of the Company shall solicit the consents of the holders of the Preferred Shares as to their nominee for election as a director of the Company and the person selected by the holders of more than 50.1% of the then outstanding Preferred Shares shall be the designee and be elected as a director to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualifies or until his or her term terminates as provided herein.

                  (ii) Cessation of Director Designation. When the rights of the holders of the Preferred Shares to designate a director as provided in this Section 1(d) have ceased as hereinabove provided, the term of the person elected by them as a director shall forthwith terminate.

      (2) Stated Value. Subject to Section 6, each Preferred Share shall have a "Stated Value" equal to Ten Thousand ($10,000) Dollars.

      (3) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of Common Stock, on the terms and conditions set forth in this
Section 3.

            (a) Holders' Conversion Right. At any time or times on or after the first date of issuance of any Preferred Share (the "Original Issuance Date"), any holder of Preferred Shares shall be entitled to convert any whole or partial number of Preferred Shares into fully paid and non-assessable shares of Common Stock (the "Conversion Shares") in accordance with this Section 3(a), Sections 3(b) and Section 3(d). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing such fractional share, pay to the holder the Market Price (as defined in Section 3(e)(vi)(E) below) in cash. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of Preferred Shares unless such taxes result from the issuance of Common Stock upon conversion to a person other than the holder of Preferred Shares.

            (b) Mandatory Conversion. The Preferred Shares shall automatically convert (the "Mandatory Conversion"), either (a "Mandatory Conversion Event")
(i) upon a closing of the sale by the Company of its equity securities resulting in the receipt by the Company of no less than five million ($5,000,000) dollars of gross proceeds, excluding the Offering (such a transaction being hereinafter referred to as a "Qualified Follow-On Offering"), or (ii) at such time as the closing bid price for the Common Stock has equaled or exceeded 2.5x times the Initial Conversion Price for a period of twenty (20) consecutive trading days provided that (a) the Common Stock shall trade no less than 200,000 shares per trading day for no less than twenty (20) consecutive trading days prior to the date of the Mandatory Conversion, and (b) the Conversion Shares are fully registered for resale pursuant to an effective registration statement and are not subject to any lock-up agreement requested by the Company, its underwriters and/or placement agents. In the event of a Mandatory Conversion by reason of a Qualified Follow-On Offering, the Preferred Shares shall, at each holder's option, either convert (X) into shares of Common Stock at the Conversion Price as of the date the Mandatory Conversion Event occurred, or (Y) the securities being sold in the Qualified Follow-On Offering, at the same price that such securities are being sold in such Qualified Follow-On Offering, paid by converting the Stated Value and accrued but unpaid dividends on the Preferred Shares so converted, but each person who so converts into such securities shall receive an additional ten (10%) percent of the identical securities of the Qualified Follow-On Offering that such person converted into in the Qualified Follow-On Offering. In all other events of a Mandatory Conversion, the Preferred Shares will be converted into shares of Common Stock at the then Conversion Price as of the date the Mandatory Conversion Event occurred.

            (c) Conversion Price. Subject to anti-dilution adjustment as provided in Section 3(e), the "Conversion Price" of each Preferred Share shall equal $.30 (the "Initial Conversion Price"). Each Preferred Share will convert into that number of shares of Common Stock determined by dividing the Stated Value of each Preferred Share by the Conversion Price, as adjusted at the time of conversion.

            (d) Mechanics of Conversion. To convert Preferred Shares into shares of Common Stock on any date (a "Conversion Date"), the holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Arizona time on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company, and (ii) surrender to a common carrier for delivery to the Company within three (3) Business Days (as defined below) of such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates"). On or before the third (3rd ) Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion pursuant to Section 3(d) (ii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. For purposes hereof, "Business Day" shall mean any day other than Saturday, Sunday or any day on which state chartered banks are not obligated to open in Scottsdale, Arizona or such other place in the United States in which the Company's headquarters' office may then be located.

            (e) Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Preferred Shares shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (i) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time on or after the Original Issuance Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon conversion shall be proportionately increased. If the Company at any time or from time to time on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon conversion shall be proportionately decreased. Any adjustment under this subsection (i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (ii) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (ii) as of the time of actual payment of such dividends or distributions.

                  (iii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Shares been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this subsection (e) with respect to the rights of the holders of the Preferred Shares.

                  (iv) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time on or after the Original Issuance Date, the Common Stock issuable upon the conversion of the Preferred Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this subsection (e)), then and in any such event each holder of Preferred Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Preferred Shares
could  have  been  converted   immediately   prior  to  such   recapitalization,
reclassification or change, all subject to further adjustment as provided herein.

                  (v) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time on or after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this subsection (e)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection (e) with respect to the rights of the holders of the Preferred Shares after the reorganization, merger, consolidation or sale to the end that the provisions of this subsection
(e) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event and be as nearly equivalent as may be practicable.

                  (vi) Sale of Shares Below Conversion Price:

                        A. If at any time or from time to time following the Original Issuance Date, the Company issues or sells, or is deemed by the express provisions of this Section 3(e)(vi) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock and other than upon a subdivision or combination of shares of Common Stock, in either case as provided in Section 3(e)(i) above, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, such that it is equal to the lowest Effective Price at which any Additional Shares of Common Stock are issued.

                        B. For the purpose of making any adjustment required under Section 3(e)(vi) and Section 3(e)(viii), the consideration received by the Company for any issue or sale of securities shall (I) to the extent it consists of cash be computed at the amount of cash received by the Company, (II) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the board of directors of the Company (the "Board"), (III) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (IV) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

                        C. For the  purpose  of the  adjustment  required  under
Section 3(e)(vi) and Section 3(e)(viii), if the Company issues or sells any rights, warrants or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights, warrants or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, warrants or options or Convertible Securities, plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, warrants, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, warrants or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, warrants, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights, warrants, or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants, or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

                        D. For the  purpose  of the  adjustment  required  under
Section 3(e)(vi) and Section 3(e)(viii), if the Company issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights, warrants or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, warrants or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights, warrants or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (C) above for the readjustment of the Conversion Price upon the expiration of rights, warrants or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, warrants options and Convertible Securities referred to in this paragraph (D).

                        E. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the Original Issuance Date, whether or not subsequently reacquired or retired by the Company, other than (I) shares of Common Stock issuable upon conversion of the Preferred Shares (sometimes hereinafter referred to as the

"Conversion Shares"), (II) shares of Common Stock issuable upon exercise of the Warrants, (III) shares of Common Stock issuable upon exercise of warrants, options and convertible securities outstanding as of the Original Issuance Date (provided that the terms of such warrants, options and convertible securities are not modified after the Original Issuance Date to adjust the exercise price),
(IV) shares of Common Stock issued to individuals who are or were employees or directors of or consultants and advisors to the Company pursuant to stock purchases or stock option plans or other arrangements approved by the Board (or Compensation Committee), or pursuant to guidelines approved by the Board (or the Compensation Committee) or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement up to a maximum of 2,500,000 shares of Common Stock, (V) shares of Common Stock issued in connection with bona fide acquisitions, mergers, joint ventures and other similar transactions approved by the Board, (VI) shares of Common Stock issued pursuant to any event for which adjustment is made to the Conversion Price under Section 3(e) hereof or to the exercise price under the anti-dilution provisions of the Warrants,
(VII) shares of Common Stock issued as dividend payments on the Preferred Shares, and (VIII) shares of Common Stock in connection with public offerings and private placement of the Company's securities conducted through the Placement Agent. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (vi), into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this subsection (vi), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock shall mean Convertible Securities other than the Preferred Shares, and the Warrants; "the number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date. For purposes of this Certificate of Designations (i) "Market Price" is defined as the Closing Price per share of Common Stock on the principal Trading Market on which the Common Stock is included for trading; provided, that if there is no trading in the Common Stock on a particular Trading Day on the relevant principal Trading Market, the Market Price for that day shall be the Market Price on the last preceding Trading Day on which there was trading in the Common Stock on the principal Trading Market, (ii) "Closing Price" means on any particular date (a) the last reported closing price per share of the Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York time) as the last reported closing price for regular session trading on such day), or
(b) if there is no such price on such date, then the closing price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York time) as the closing price for regular session trading on such day), or (c) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the "pink sheets" published by the Pink Sheets LLC (the "Pink Sheets") (or a similar organization or agency succeeding to its functions of reporting prices), the most recent price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Company; (iii) "Trading Day" means (a) a day on which the Common Stock is traded on a Trading Market, or (b) if the Common Stock is not quoted on a
Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a), and (b) hereof, then Trading Day shall mean a Business Day; and (iv) "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                        F. Other than a reduction pursuant to its applicable anti-dilution provisions, any reduction in the conversion price of any Convertible Security, whether outstanding on the Original Issuance Date or thereafter, or the price of any option, warrant or right to purchase Common Stock or any Convertible Security (whether such option, warrant or right is outstanding on the Original Issuance Date or thereafter), to an Effective Price less than either the then Fair Market Value or the current Conversion Price, shall be deemed to be an issuance of such Convertible Security and all such options, warrants or rights at such Effective Price, and the provisions of Sections 3(vi)(C), (D) and (E) shall apply thereto mutatis mutandis.

                  (vii) No Adjustments in Certain Circumstances. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one ($0.01) cent in such price; provided, however, that any adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this
Section 3(d)(vii) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (viii) Corresponding Share Adjustment. Any time an adjustment is made to the Conversion Price pursuant to Section 3(e) of this Certificate of Designations, a corresponding proportionate change shall be made to the number of shares of Common Stock issuable upon such conversion.

            (f) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

            (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

            (h) Status of Converted Stock. In the event any Preferred Shares shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be reissued as Preferred Shares.

            (i) Stock Purchase Rights. If at any time or from time to time, the Company grants or issues to the record holders of the Common Stock any options, warrants or rights (collectively, "Stock Purchase Rights") entitling any holder of Common Stock to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the holders of Preferred Shares shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which such holders of Preferred Shares could have acquired if they had been the record holder of the maximum number of shares of Common Stock issuable upon conversion of their Preferred Shares on both (x) the record date for such grant or issuance of such Stock Purchase Rights, and (y) the date of the grant or issuance of such Stock Purchase Rights.

      (4) Assumption and Provision Upon Organic Change. Prior to the consummation of any Organic Change (as defined below), the Company shall make appropriate provision to ensure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares into Common Stock immediately prior to such Organic Change. The following shall constitute an "Organic Change:" any recapitalization, reorganization, reclassification, consolidation or merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

      (5) Reservation of Authorized Shares. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 100% of such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding.

      (6) Liquidation, Dissolution, Winding-Up. In the event of any Liquidation (as defined below) of the Company, the holders of the Preferred Shares shall be entitled to receive out of the assets of the Company, legally available for distribution therefrom (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) the Stated Value of each such Preferred Share (as adjusted for any stock dividend, stock split, combination or other similar recapitalization affecting such shares in the manner provided in Section 3(e) for the adjustment of the Conversion Price), (ii) all dividends, if any, which have accrued or are payable under Section 8 hereof, but have not been paid in cash and received by the holders of the Preferred Stock, up to and including the date full payment is tendered to the holder of such Preferred Share with respect to such Liquidation, and (iii) fifteen (15%) percent of the Stated Value of each such Preferred Share (collectively, the "Preferred Liquidation Payment"); provided that, if the Liquidation Funds are insufficient to pay, issue or deliver the full amount due to the holders of Preferred Shares, then each holder of Preferred Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares. After the Preferred Liquidation Payment has been paid in full to the holders of the Preferred Shares, they shall be entitled to no other payment. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any Liquidation other than the amounts provided for herein.

      "Liquidation" means either (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or (ii) any Equity Merger.

      "Cash-Out Liquidation" means (i) a change in the voting control of the Company such that any one person, entity or "group" (as contemplated by Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended) acquires from the Company in one or more related transactions the right to cast greater than 50% of votes eligible to be cast by all holders of capital stock of the Company in the election of directors of the Company, provided that such transaction is approved by the Board of Directors of the Company or (ii) any merger or consolidation of the Company with or into another entity or any sale of all or substantially all of the assets of the Company provided that such merger, consolidation or sale is not an Equity Merger.

      "Equity Merger" shall include any merger or consolidation of the Company with or into another entity and/or the sale of all or substantially all of the assets of the Company, provided that the consideration received by the Company or its shareholders in such transaction consists solely of equity securities (disregarding any payments for fractional shares).

      (7) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in all respects as to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. The Company shall not create or authorize any other class or series of capital stock ranking pari passu and/or senior in any respect to the Preferred Shares, or issue any indebtedness convertible into, or exchangeable or redeemable for, any equity security, or issue any indebtedness issued together with any right, option or warrant to purchase any equity security without the express written consent of holders owning no less than 50.1% of the then issued and outstanding Preferred Shares.

      (8) Dividends. The holders of the Preferred Shares shall be entitled when and as declared by the Board of Directors, out of funds Company legally available therefor, cumulative dividends at the rate of eight (8%) percent per annum per Preferred Share payable, at the option of the Company, either in cash or by the issuance by the Company of Preferred Shares, determined by dividing the amount of dividends that are payable by the Stated Amount immediately preceding the Dividend Date (as hereinafter defined), in accordance with the provisions of this Section 8. Such dividends shall be prior and in preference to any declaration or payment of any dividend or any Distribution (as hereinafter defined in Section 8 hereof) on shares of the Common Stock, or any other class or series of the capital stock (including any other series of the preferred stock) ranking junior to the Preferred Shares upon liquidation, upon redemption or as to dividends (the Common Stock and such other class or series of the Capital Stock hereinafter collectively referred to as the "Junior Stock").

            (a) Payment. Dividends on the Preferred Shares shall be cumulative and shall accrue on each Preferred Share (whether or not earned or declared) from day to day from the date of original issuance. Dividends shall be payable quarterly, in arrears, on each successive first day of January, April, July and October (a "Dividend Date"), commencing on July 1, 2005, unless any such Dividend Date is a non-Business Day, in which event the dividend shall be payable on the next Business Day. Dividends for any period that is less than three full calendar months shall be pro-rated based upon a 365-day-year. The Company shall not declare or pay the scheduled dividend for any quarterly period unless the Company has sufficient funds legally available for such purpose.

            (b) Record Date. When the Board of Directors declares a quarterly dividend, the dividend shall be payable to the holders of record of the Preferred Shares on the 15th day of the month (if a Business Day; if not, on the next Business Day) immediately preceding the respective Dividend Date or on such other record date as shall be fixed by the Board of Directors, provided that the record date shall not be more than 60 or less than 10 days prior to the dividend payment date.

            (c) Payment Form. At its option, the Company may pay a dividend in cash or in the form of the Preferred Shares, determined by dividing the amount of dividends that are payable by the Stated Amount immediately preceding the Dividend Date.

            (d) Accrued and Unpaid Dividends. Except as may otherwise be provided herein, or except as may be waived by the holders of not less than 50.1 % of the then outstanding shares of the Preferred Shares, so long as any Preferred Shares shall be outstanding and unless and until all accumulated but unpaid dividends on the Preferred Shares shall have been paid or provided for, then (1) no dividends shall be paid, whether in cash or property, nor shall any distribution be made, on the Junior Stock (other than dividends or distributions on the Common Stock in shares of the capital stock of the Company or subscription rights, options or warrants to subscribe for or purchase shares of any such capital stock); (2) no shares of the Junior Stock shall be redeemed, purchased or otherwise acquired for any consideration by the Company (except by conversion into, or exchange for, shares of the Junior Stock); and (3) the Company shall not distribute to the holders of the Junior Stock any assets upon Liquidation of the Company.

            (e) Partial Payment. Notwithstanding anything to the contrary provided herein or elsewhere, the Board of Directors may declare the payment of a dividend on the Preferred Shares in an amount less than all accumulated but unpaid dividends thereon provided that the Company has sufficient funds legally available for such purpose.

            (f) Interest. If the dividends on any Preferred Shares shall be in arrears, the holders thereof shall not be entitled to any interest thereon or any other sum of money in lieu thereof.

            (g) Definition of Distribution. For purposes of this Section 8, unless the context otherwise requires, "Distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of the capital stock (other than repurchases of shares of the Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Company.

            (h) Other Dividends. The holders of the Preferred Shares shall, as holders of Preferred Shares, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. So long as any Preferred Shares shall be outstanding, no dividends, whether in cash, securities or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock or any other security junior to the Preferred Shares as to dividend rights, unless all dividends, if any, payable with respect to the Preferred Shares shall have been paid or declared and duly provided for in cash or in kind.

      (9) Vote to Issue, or Change the Terms of, Preferred Shares. The affirmative vote of the holders of not less than a majority of the then outstanding Preferred Shares at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than a majority of the then outstanding Preferred Shares shall be required for any amendment to this Certificate of Designations or the Company's Articles of Incorporation or By-Laws which would amend, alter, change, repeal or otherwise adversely affect any of the powers, designations, preferences and rights of the Preferred Shares.

      (10) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date.

      (11) Notices. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions set forth in the Subscription Agreement. The Company shall provide such holder of Preferred Shares with written notice at least ten (10) days prior to the date on which the Company closes its books or takes record with respect to any pro rata subscription offer to holders of Common Stock.

      (12) Registration Rights. The Conversion Shares have the registration rights set forth in the Registration Rights Agreement by and among each original purchaser of Preferred Shares of the Company.

      (13) Mandatory Redemption.

            (a) On the third (3rd) anniversary of the date of the Original Issuance Date (the "3rd Anniversary"), the Company shall no later than ten (10) days following the date of the 3rd Anniversary, redeem for cash all of the Preferred Shares at a redemption price equal to the Stated Value (as adjusted) plus all dividends, if any, which have accrued or are payable under Section 8 hereof, but have not been paid in cash and received by the holders of the Preferred Shares (collectively, the "Redemption Price").

            (b) Within twenty (20) days prior to the Redemption Date, the Company shall mail, first class mail, postage prepaid, written notice (the "Notice of Redemption") to each holder of record (at the close of business on the business day preceding the day on which notice is given) of Preferred Shares at the address last shown on the records of the Company for such holder or given by the holder to the Company, for the purpose of notifying such holder of the redemption to be effected. The Notice of Redemption shall specify a date (the "Redemption Date") no later than ten (10) days following the Redemption Date on which the holders of the Preferred Shares shall be redeemed and the place at which payment may be obtained, which shall be the principal offices of the Company or such other place as shall be mutually agreeable to the Company and the holders of not less than a majority of the then outstanding Preferred Shares. The Notice of Redemption shall call upon each holder of Preferred Shares to surrender to the Company, in the manner and at the place designated, such holder's certificate or certificates representing the Preferred Shares to be redeemed.

            (c) On each Redemption Date, the Company shall pay the Redemption Price to each holder of Preferred Shares in cash to the order of the person whose name appears on the certificate or certificates of the Preferred Shares to be redeemed in the manner and at the place designated, and thereupon each surrendered certificate shall be cancelled.

            (d) If the Company does not pay the entire cash Redemption Price on the Redemption Date (as defined below), the Redemption Price shall automatically be increased by ten (10%) percent at the end of each thirty (30) day period during which the Company does not deliver the cash Redemption Price (and for a pro-rata percentage for any partial thirty (30) day period).

            (e) From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, in which case all rights shall survive until so paid, all rights of the holders of Preferred Shares (except the right to receive the Redemption Price subsequent to the Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such Preferred Shares and such Preferred Shares so redeemed shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

      (14) Covenants of the Company. So long as at least 25% of the aggregate Stated Value of all Preferred Shares issued in the Offering remains issued and outstanding, and without the approval of the holders of at least 50.1% of the then aggregate Stated Value of the then outstanding Preferred Shares, neither the Company nor any of its Subsidiaries (as defined in the Notes) shall directly and/or indirectly:

            (i)   acquire any assets  other than the First  Acquisitions  or the
                  Follow-On   Acquisitions   (as   defined   in  the  PPM,   and
                  collectively, the "Acquisitions");

            (ii) sell, transfer and/or otherwise dispose of (other than in the ordinary course of business), any assets (other than a Permitted Asset Sale, as defined in the Notes), capital stock and/or effectuate any change of control transaction;

            (iii) incur any indebtedness for borrowed money other than the Notes
                  (and as otherwise expressly permitted in the Notes);

            (iv)  enter  into  any  material   agreement   that  would   require
                  disclosure pursuant to Item 1.1 of Form 8-K, other than any agreement related to the Acquisitions; or

            (v) create any Subsidiaries other than Subsidiaries all of whose capital stock is owned by the Company.

      IN WITNESS WHEREOF, FBO Air, Inc., has caused this Certificate of Designations to be duly executed this ____ day of ________, 2005.


                                        /s/ Ronald J. Ricciardi
                                        ------------------------------
                                        Ronald J. Ricciardi
                                        President and Chief Executive Officer

                                    EXHIBIT I

                                  FBO AIR, INC.
                                  -------------

                                CONVERSION NOTICE


      Reference is made to the Certificate of Designations of Series A Convertible Preferred Stock of FBO Air, Inc. (the "Certificate of
Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of FBO Air, Inc., a Nevada corporation (the "Company"), indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, as of the date specified below.

      Date of Conversion:
                         -------------------------------------------------------

      Number of Preferred Shares to be converted:
                                                  ------------------------------

      Stock certificate number(s) of Preferred Shares to be converted:
                                                                      ----------

      Please deliver the Common Stock into which the Preferred Shares are being converted to the following address:


                        ----------------------------

                        ----------------------------

                        ----------------------------

                        ----------------------------